Exhibit 3.2
                                  -----------

                      LIMITED LIABILITY COMPANY AGREEMENT
                                      OF
                          BOND PRODUCTS DEPOSITOR LLC

                      LIMITED LIABILITY COMPANY AGREEMENT
                                      of
                          Bond Products Depositor LLC

                            Effective May 7 , 2003
                          ___________________________

         The undersigned, being the sole initial member of Bond Products Depositor LLC, a Delaware limited liability company (the "Company "), hereby adopts this limited liability company agreement (this "Agreement") of the Company as a Limited Liability Company Agreement pursuant to Delaware Limited Liability Company Act (the "Delaware Limited Liability Act" or the "Act") ss. 18-101(7). The Company's Certificate of Formation (the "Certificate") was filed with the Secretary of State of Delaware on April 22, 2003.

                                   ARTICLE I
            DURATION; OFFICES; BUSINESS; CAPITAL AND DISTRIBUTIONS

            1.1 Perpetual Existence. The Company shall have perpetual existence, beginning on the date of filing its Certificate, unless dissolved under Section 5.1.

            1.2 Office and Agent. The principal place of business of the Company shall initially be at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, NC 28255. The Company may change such principal place of business and have such other offices as the Board (as herein defined) may designate or as the business of the Company may require. The Company shall continuously maintain an office and registered agent in Delaware as required by ss.ss.18-104 et seq. of the Act. The registered office and registered agent shall be as stated in the Certificate or as otherwise determined by the Board.

         1.3 Business of the Company. The nature of the business or purposes to be conducted or promoted by the Company is to engage in any of the following acts or activities:

                  (a) to establish of one or more trusts (each, a "Trust") which will issue and sell certificates and other securities or instruments in one or more series, each of which series may consist of one or more classes (the "Securities"), which Securities will each represent undivided beneficial interests in the assets of the related Trust, and which assets may include any security or investment contemplated by this Section 1.3, or other right to purchase or sell the assets of each Trust;

                  (b) in connection with the issuance and sale of the Securities or otherwise, to purchase, or otherwise acquire, own, hold, transfer, convey, pledge, assign or sell (or otherwise dispose of) (i) debt securities or asset backed securities or a pool of such debt securities or asset backed securities issued by one or more corporations, banking organizations, insurance companies or special purpose vehicles (including trusts, limited liability companies, partnerships or other special purpose entities), (ii) debt securities or a pool of such debt securities which represent obligations issued or guaranteed by a foreign government, political subdivision or agency or instrumentality thereof, (iii) obligations of one or more foreign private issuers or (iv) debt securities or a pool of such debt securities which represent obligations of the United States, any agency thereof for the payment of which the full faith credit of the United States is pledged, or a United States governmental sponsored organization created pursuant to a federal statute;

                  (c) to arrange for, or otherwise provide, various financial instruments for any series of Securities issued by a Trust including swap agreements, caps, floors, collars, puts, calls or other arrangements or to subordinate payments on one or more classes of Securities to payments due on one or more other classes of Securities in such series;

                  (d) to arrange for, or otherwise provide, various forms of credit enhancement including surety agreements, letters of credit and other financial instruments intended to provide credit support for the Securities;

                  (e) to invest certain proceeds received from the sale of the Securities as determined by the Board of Managers of the Company (the "Board");

                  (f) to enter into option agreements with third parties which provide for the sale of all or a portion of the assets held by any Trust formed by the Company or the sale of all or a portion of the Securities issued by any Trust formed by the Company; and

                  (g) to authorize, issue, sell and deliver instruments evidencing the Company's indebtedness which is completely subordinated to any Securities and to enter into any agreements pursuant to which the Company incurs such indebtedness;or

                  (h) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the Act to the extent such activities or the exercise of such powers are incidental to and necessary or convenient for the accomplishment of the above mentioned business and purposes.

         1.4 Capital and Distributions.

                  (a) Capital. The Initial Member (as herein defined) hereby agrees to make an initial equity contribution to the Company in the amount of One Thousand Dollars ($1,000.00). No Member shall be required to make an additional capital contribution to the Company. However, a Member may make additional capital contributions at such times and in such amounts as it may determine, provided that the Board shall first consent to such additional capital contribution.

                  (b) Allocations and Distributions. The profits and losses of the Company shall be allocated to each Member in accordance with its respective interests in the Company as represented by any membership interests issued to, or percentage interest owned by, such Member, or as otherwise provided herein. The Members agree for themselves and their successors and assigns that their participation is considered a long- term investment, and that any return of capital before termination and winding up of the Company is in the sole discretion of the Board. Distributions shall be made to the Members at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.

         1.5 Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Manager of the Company.

                                  ARTICLE II
                                    MEMBERS

         2.1 Initial Member. The initial Member of the Company will be NationsBanc Montgomery Holdings Corporation ("Initial Member;" and, together with any other persons admitted as Members pursuant to Section 2.2, "Members").

         2.2 Admission of Additional Members. The Initial Member may admit to the Company additional Members who will participate in the management, "net profits," "net losses" and distributions of Company on such terms as are determined by the Initial Member. Any other person who acquires an interest in the Company, whether directly from the Company or by assignment, shall thereafter be admitted to membership by the Board. As a condition to membership, a new Member shall execute a document in which such new Member affirms and accepts all the terms, conditions and provisions of this Agreement and agrees to be bound to the same. A "person" shall include any individual, corporation, partnership, limited liability company, association, trust, institution or other entity or organization.

         2.3 Resignation of Members. Any Member may resign as a Member of Company upon thirty (30) days written notice to the remaining Members (so long as there is at least one remaining Member), or such shorter period as the remaining Member(s) may agree. Upon such resignation, such Member shall have no further liability with respect to the Company under the Act or otherwise.

         2.4 Actions by Member. No Member, without the written authorization of the Board, shall (i) endorse any note or act as an accommodation party, or otherwise become surety for any person in any transaction involving the Company, (ii) on behalf of the Company borrow or lend money, or make, deliver or accept any commercial paper, or execute any mortgage, security agreement, bond, or lease, or purchase or contract to purchase, or sell or contract to sell any property for or of the Company or (iii) mortgage, grant a security interest in the assets or property of the Company, or do any act detrimental to the best interests of the Company, or which would make it impossible to carry on the ordinary purpose of the Company. Each Member shall be reimbursed by the Company for all expenses it incurs on behalf of the Company.


                                  ARTICLE III
                             MANAGEMENT; OFFICERS

         3.1 Management Generally. The management, control and operation of the Company shall be vested exclusively in a Board of Managers (the "Board"), which shall have the authority to engage third parties to provide necessary services to the Company and to perform any permissible activity and is further authorized to delegate such duties and responsibilities to such third parties as it deems necessary, proper and appropriate. The Members (other than those which may be part of the Board) shall have no part in the management of the Company, nor shall any Member have any authority or right to act on behalf of the Company in connection with any matter. Employees of the Company shall have authority to act on behalf and in the name of the Company to the extent authorized by the Board or as expressly authorized by this Agreement.

         3.2 Board Composition; Independent Manager. The Board shall be comprised of six (6) individuals. At all times, at least one of the six (6) Managers must be an Independent Manager. As used in this Agreement, the term "Independent Manager" means a manager (a) who is not a current or former employee, officer, member, creditor or customer of the Company or of any affiliate of the Company, or current or former director or manager of any affiliate of the Company, (b) is not a spouse, parent, brother, sister or child of the Company or any affiliate of the Company and (c) who has not received, and was not an employee, officer, director, partner, member or shareholder of any person who has received, from any affiliate of the Company, in any year within the five (5) years immediately preceding or any year during such manager's incumbency as an Independent Manager, fees or other income equal to or in excess of one-tenth of one percent (0.10%) of the gross income of such person for any applicable year. However, an Independent Manager may serve or may have served previously in such a capacity for any other special purpose entity formed by any affiliate of the Company. No resignation or removal of the Independent Manager shall be effective until a successor Independent Manager has been elected to replace such Independent Manager in accordance with the terms hereof.

         3.3 Appointment. Each Manager who is not the Independent Manager shall be appointed by the Members. The Independent Manager shall initially be BSCS LXXII, Inc. (the "Initial Independent Manager").

         3.4 Resignation; Removal. Each Manager shall serve until his or her death, incapacity, resignation or removal. Each Manager (other than the Independent Manager) may be removed with or without cause by the Initial Member. The Independent Manager may be removed with or without cause by consent of a majority of the Members.

         3.5 Successor Managers. In the event of the death, incapacity, resignation or removal of a Manager (other than the Independent Manager), the Members shall appoint a successor in a meeting or by written consent. In the event of the incapacity, resignation or removal of the Initial Independent Manager, the successor Independent Manager shall be (i) such person as has been nominated by the preceding Independent Manager prior to his or her death, incapacity, resignation or removal, which successor must be approved by the consent of a majority of the Members in writing or (ii) if no such person has been nominated by the preceding Independent Manager (and approved by the Members) , the successor Independent Manager shall be nominated and approved by the consent of a majority of the Members in writing. Any appointment or consent by a majority of the Members required hereunder shall be obtained pursuant to procedures agreed upon by the Managers (including any Independent Manager to the extent such Independent Manager has not yet been removed or resigned) at such time.

         3.6 Chairman. The Managers from time to time shall elect one of their number to serve as Chairman.

         3.7 Manager Compensation. No Manager shall receive compensation for its services to the Company, provided, however, that the Independent Manager shall be paid a reasonable fee by the Company not in excess of Four Thousand Five Hundred Dollars ($4,500.00) per year (or such other reasonable fee to be agreed upon from time to time between the Company and the Independent Manager).

         3.8 Officers. Subject to the foregoing, the day to day business of the Company shall be conducted by its officers as provided in this Section 3.8 and Section 3.9. The officers of the Company shall include a President, a Secretary, a Treasurer and such other officers as may be appointed, from time to time, by the written consent of the Board. Such officers shall serve at the pleasure of the Board. Writings by the Board consenting to the appointment of officers shall be filed in the Minute Book of the Company. Unless the Board decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 3.8 may be revoked at any time by the Board.

         3.9 Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, contracts, checks, notes, drafts, lease documents, loan documents, letters of credit, master agreements, swap agreements, letters of credit, surety bonds, option contracts, guarantees of signatures, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents (including, without limitation, any registration statement filed with the Securities and Exchange Commission in respect of any Securities, any trust agreement and all agreements or other documents executed in connection with the creation of one or more Trusts, the issuance of the Securities of such Trusts and the furtherance of the business of the Company set forth in Section 1.3 hereof) may be signed, executed, acknowledged, verified, attested, delivered or accepted on behalf of the Company by the Board or by any of the officers of the Company. The provisions of this Section 3.9 are supplementary to any other provision of this Agreement.

         3.10 Unanimous Consent Provisions. Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Members, the Board or any person on behalf of the Company, none of the Company, the Members, the Board of Managers, the Officers nor any other person on behalf of the Company shall, without the affirmative vote or written consent of 100% of the Board (including the Independent Manager), do any of the following:

                  a. amend Section 1.3 to permit the Company to engage in any business or activity other than those set forth therein prior to any such amendment (or to engage in any business or activity other than those set forth in Section 1.3); or amend Section 3.2 or this Section 3.10;

                  b. to the fullest extent permitted by law, dissolve or liquidate, in whole or in part, consolidate or merge with or into any other entity or convey or transfer the Company's properties and assets substantially as an entirety to any entity; or

                  c. institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company or to file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a substantial part of the Company's property, or make any assignment for the benefit of creditors, or admit in writing the Company's inability to pay the Company's debts generally as they become due, or take corporate action in furtherance of any such action.

         3.11 Banking. All funds of the Company shall be deposited in its name in such bank account or accounts as shall be designated by the Board. All withdrawals therefrom are to be made upon the authority of such person or persons as may be authorized by the Board from time to time.

         3.12 Books. The Company books shall be maintained at its principal office and each Member shall have access thereto. The fiscal year of the Company shall be the calendar year, and the books shall be closed and balanced at the end of each fiscal year. The Company will furnish annual financial statements to the Members and prepare tax returns as required, in a timely manner.

         3.13 Exculpation.

                  (a) None of the Managers, any affiliate of the Managers, any officers, directors, shareholders, or employees of any affiliate of the Managers or the Members, officers or employees of the Company (each, a "Covered Person") shall be liable to any Member or the Company for any act or failure to act on behalf of the Company, unless such act or failure to act resulted from the fraud, willful misconduct, bad faith or gross negligence of the Covered Person. Each Covered Person may consult with counsel, accountants or other professionals in respect of Company affairs and shall be fully protected and justified in any action or inaction which is reasonably taken in accordance with the advice or opinion of such counsel, accountants or other professionals. In addition, no Manager shall be liable for the gross negligence, dishonesty or bad faith of any officer, employee, or other agent selected by the Board with reasonable care. Notwithstanding any of the foregoing to the contrary, the provisions of this Section 3.13 shall not be construed so as to relieve (or attempt to relieve) any Covered Person of any liability, to the extent that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 3.13 to the fullest extent permitted by law.

                  (b) To the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the operation of the Company or its property, business or affairs. A Covered Person shall not be entitled to indemnification under this Section 3.13(b) with respect to any claim, issue or matter in which it has engaged in fraud, willful misconduct, bad faith or gross negligence.

                  (c) Whenever in this Agreement a Covered Person is permitted or required to make a decision (i) in its "sole discretion" or "discretion" or under a grant of similar authority or latitude, such person shall be entitled to consider any such interests and factors as it deems relevant in making such decision, including without limitation, the best interests of the Company and its Members, or
         (ii) in its "good faith" or under another express standard, such Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or any other agreement contemplated herein or other applicable law.

                  (d) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Member, any Covered Person acting under this Agreement or otherwise shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person.

                  (e) Unless otherwise expressly provided herein, (i) whenever a conflict of interest exists or arises between a Manager or any other Covered Person, on the one hand, and the Company or a Member on the other hand, or (ii) whenever this Agreement or any other agreement contemplated herein provides that a Manager shall act in a manner which is, or provide terms which are, fair and reasonable to the Company, or any Member, such Manager shall resolve such conflict of interest or take such action, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by such Manager, the resolution, action or terms so made, taken or provided by such Manager shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of such Manager at law or in equity or otherwise.

                                  ARTICLE IV
                     TRANSFER AND ASSIGNMENT OF INTERESTS

         4.1 Transfer and Assignment of Interests. A Member's interest in the Company is freely transferable and assignable by the Member, notwithstanding any provision to the contrary in ss. 18-702 of the Act.

                                   ARTICLE V
                   DISSOLUTION AND WINDING UP; CONTINUATION

         5.1 Conditions of Dissolution. The Company shall dissolve upon the occurrence of any of the following events:

                  (a) Upon the entry of a decree of judicial dissolution pursuant toss.18-802 of the Act;

                  (b) Upon the occurrence of the withdrawal, resignation, bankruptcy or dissolution of the last remaining Member; or

                  (c) Upon a resolution therefor passed with the unanimous consent of the Board.

         5.2 Winding Up. Upon the dissolution of the Company, the Company's assets shall be disposed of and its affairs wound up by the Board.

         5.3 Distribution. Upon liquidation of the Company under Section 5.2, the assets of the Company shall be distributed in the following order:

                  (a) To pay or provide for the payment of all Company liabilities to creditors other than Members and all liquidating expenses and obligations;

                  (b) To pay debts owing to the Members other than for capital and profits;

                  (c) To pay the remaining funds to the Members in proportion to their ownership interest.

         5.4 Continuation. Upon the occurrence of a statutory event of termination, the remaining Members have the right to continue the Company by vote of a majority in interest unless a higher vote is required by state statute to avoid the corporate characteristic of continuity of interest.

                                  ARTICLE VI
                                 MISCELLANEOUS

         6.1 Governing Law. This Agreement shall be governed by the laws of the state of Delaware (and for the purpose of interpreting this Agreement, without regard to conflict of laws principles), all rights and remedies being governed by said laws.

         6.2 Amendment. This Agreement may be amended only by a writing signed by all of the Members from time to time in their sole discretion.

         6.3 Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

         6.4 Entire Agreement. This Agreement constitutes the entire agreement of the Initial Member with respect to the subject matter hereof.

         6.5 Consequence of Violation by Member. Any Member who violates this agreement shall keep and save harmless the Company property and shall also indemnify the other then Members from any and all claims, demands and actions of every kind and nature whatsoever that may arise out of or by reason of such violation.

         IN WITNESS WHEREOF, the undersigned has executed this Agreement effective as of the date first above written.

                                            NATIONSBANC MONTGOMERY
                                            HOLDINGS CORPORATION


                                            By:  /s/ Neil Cotty
                                               ---------------------------------
                                                 Neil Cotty, President

                                            BSCS LXXII, Inc.

                                            By:  /s/ Lori Gebron
                                               ---------------------------------
                                                  Lori Gebron, Vice President

                           ACTION BY WRITTEN CONSENT
                             OF INITIAL MEMBER OF
                          BOND PRODUCTS DEPOSITOR LLC

                                     dated
                                  May 7, 2003
                          __________________________

         The undersigned, being the Initial Member of Bond Products Depositor LLC, a Delaware limited liability company, hereby adopts the following resolution:

                RESOLUTION RE APPOINTMENT OF BOARD OF MANAGERS
                        OF BOND PRODUCTS DEPOSITOR LLC

         RESOLVED, that the following persons be, and they hereby are, appointed as members of the Board of Managers of Bond Products Depositor LLC (the "LLC"), to serve as Managers of the LLC in accordance with its Limited Liability Company Agreement:

                               James R. Stenson, Chairman
                               George C. Carp
                               Corey B. Pinkston
                               Stephen K. Stegemeyer
                               David James Walker



                                    NATIONSBANC MONTGOMERY
                                    HOLDINGS CORPORATION

                                    Initial Member


                                    By:   /s/ Neil Cotty
                                        ---------------------------------
                                        Neil Cotty, President

                           ACTION BY WRITTEN CONSENT
                            OF BOARD OF MANAGERS OF
                          BOND PRODUCTS DEPOSITOR LLC

                                     dated
                                  May 7, 2003
                           ________________________

         The undersigned, being all of the members of the Board of Managers of Bond Products Depositor LLC, a Delaware limited liability company (the "Company"), hereby adopt the following resolution:

                     RESOLUTION RE APPOINTMENT OF OFFICERS
                        OF BOND PRODUCTS DEPOSITOR LLC

         RESOLVED, that the following persons be, and they hereby are, appointed to the offices set opposite their names below, to serve as officers of the Company, in accordance with the Limited Liability Company Agreement of the Company:

Name                       Office
----                       ------

Corey B. Pinkston          President and Chief Executive Officer
George C. Carp             Executive Vice President and Chief Financial Officer
Stephen K. Stegemeyer      Senior Vice President and Chief Accounting Officer
Gary S. Williams           Senior Vice President and Tax Officer
David James Walker         Treasurer
Marlene Sharland           Secretary
Clara S. Blanding          Assistant Secretary

         IN WITNESS WHEREOF, the undersigned have executed this Action by Written Consent effective as of the date first above written



/s/ James R. Stenson                             /s/ George C. Carp
----------------------------                     -------------------------------
Name: James R. Stenson                           Name: George C. Carp


/s/ Corey B. Pinkston                            /s/ Stephen K. Stegemeyer
----------------------------                     -------------------------------
Name: Corey B. Pinkston                          Name: Stephen K. Stegemeyer


/s/ David James Walker                           /s/ Lori Gebron
----------------------------                     -------------------------------
Name: David James Walker                         Name: Lori Gebron